UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, DC   20549


                           FORM 8-K

                        CURRENT REPORT


              Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)               May 28, 1995

                      GENERAL MILLS, INC.
    (Exact name of registrant as specified in its charter)

    Delaware                 1-1185               41-0274440
(State  or other juris-  (Commission File (IRS Employer Identification No.)
diction of incorporation)    Number)

 Number One General Mills Boulevard, Minneapolis, Minnesota         55440
    (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:         (612) 540-2311

    Item 2.  Acquisition or Disposition of Assets.

     As of the Distribution Date, May 28, 1995, General Mills, Inc. (the "Company" or "General Mills"), through its distribution agent Norwest Bank Minnesota, N.A. (the "Agent"), caused to be issued to holders of record of General Mills common stock at the close of business on the Record Date, May 15, 1995, all shares of Darden Restaurants, Inc. ("Darden") owned by General Mills. On the Distribution Date, Darden was a wholly-owned subsidiary of General Mills. The shares of Darden were distributed to holders of record of General Mills common stock, without any consideration being paid by such holders, on the basis of one share of Darden Common Stock for each share of General Mills common stock held on the Record Date. No certificates or scrip representing fractional shares of Darden were issued as part of the Distribution. In lieu of receiving a fractional share, each holder of General Mills common stock who would otherwise be entitled to receive a fractional share of Darden Common Stock received cash for such fractional interest. Such cash was derived from the sale of fractional interests by the Agent on behalf of stockholders otherwise entitled to a fractional share.

     Certificates representing shares of Darden Common Stock were mailed by the Agent to holders of General Mills common stock commencing on or about May 27, 1995.

     Prior to the Distribution, Darden entered into commercial bank loan agreements providing for a $250 million 5-year revolving credit facility and a $250 million 364-day facility. Approximately $350 million from the bank credit facilities was used to repay certain intercompany liabilities to General Mills. Darden also assumed and/or retained approximately $54 million in long-term debt. The remainder of any investment in Darden by General Mills was converted to stockholders' equity of Darden. No equity interest was retained by General Mills.

     For the purposes of an orderly transition following the Distribution, General Mills and Darden entered into an agreement (the "Distribution Agreement") pursuant to which each will make available to the other for up to twenty-four months certain personnel, services and records with each party being compensated on an arms-length basis and reimbursed for any costs and expenses incurred in connection therewith. The Distribution Agreement provides for Darden's continued use of certain centralized services and systems of General Mills, such as pension and savings plan administration.


      Item   7.   Financial  Statements,  Pro  Forma  Financial
Information and Exhibits.

    (b) A pro forma consolidated  balance sheet as of May 28,
        1995 and a pro forma consolidated condensed income statement for the year ended May 28, 1995 will not be filed since the disposition transaction described in
        Item  2  will be   fully   reflected  in  the  General
        Mills, Inc. consolidated balance sheet and consolidated income statement as of and for the fiscal year ended
        May 28, 1995.   At  this  time,  all information  necessary
        to furnish the General Mills, Inc. financial statements referred to is not available. General Mills, Inc. intends to file these financial statements on or before approximately July 14, 1995.

    (c) Exhibits

        (2) Distribution Agreement dated as of May 12, 1995 between General Mills, Inc. and Darden Restaurants, Inc., (including the Tax Agreement between the parties), previously filed with the Securities and Exchange Commission as Exhibit 2 of the Darden Restaurants, Inc. Form 10 Registration Statement, File 1-13666.


            Signatures

        Pursuant to the requirements of the Securities Exchange
Act  of 1934, the registrant has duly caused this report to  be
signed  on  its  behalf  by  the  undersigned  thereunto   duly
authorized.

                                GENERAL MILLS, INC.


Dated: June 9, 1995         By:  /s/ Siri S. Marshall
                                Siri S. Marshall
                                Senior Vice President, General
                                 Counsel and Secretary